                                                                    Exhibit (11)

                   COMPUTATIONS OF EARNINGS PER COMMON SHARE

                      RUSSELL CORPORATION AND SUBSIDIARIES


                                                            Year Ended
                                           --------------------------------------------
                                           December 30      December 31       January 1
                                               1995             1994             1994
                                           -----------      -----------      ----------
Primary:
  Average shares outstanding                39,097,574       39,949,604       40,847,222
  Net effect of dilutive stock
  options--based on the treasury
  stock method using
  average market price                         208,981          278,146          374,950
                                           -----------      -----------      -----------

                           TOTALS           39,306,555       40,227,750       41,222,172
                                           ===========      ===========      ===========

Net income applicable to
  common shareholders                      $54,117,229      $78,826,012      $49,079,599
                                           ===========      ===========      ===========

Per share amount                           $      1.38      $      1.96      $      1.19
                                           ===========      ===========      ===========

Fully diluted:
  Average shares outstanding                39,097,574       39,949,604       40,847,222
  Net effect of dilutive stock
    options--based on the treasury
    stock method using the year-end
    market price, if higher than
    average market price                       208,981          300,833          374,950
                                           -----------      -----------      -----------

                           TOTALS           39,306,555       40,250,437       41,222,172
                                           ===========      ===========      ===========

Net income applicable to
  common shareholders                      $54,117,229      $78,826,012      $49,079,599
                                           ===========      ===========      ===========

Per share amount                           $      1.38      $      1.96      $      1.19
                                           ===========      ===========      ===========





                                     IV-12